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Exhibit 32.1

Certification Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of America's Car-Mart, Inc. (the "Company") on Form 10-K for the period ending April 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Tilman J. Falgout, III, Chief Executive Officer of the Company, and Mark D. Slusser, Chief Financial Officer of the Company, certify in our capacities as officers of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

By:	/s/ TILMAN J. FALGOUT, III Tilman J. Falgout, III Chief Executive Officer July 7, 2004
By:	/s/ MARK D. SLUSSER Mark D. Slusser Chief Financial Officer and Secretary July 7, 2004

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  Exhibit 32.1
Certification Pursuant to Section 906 of Sarbanes-Oxley Act of 2002